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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Selected Financial Data" and "Experts" and to the use of our report dated October 18, 1996, except for the fifteenth paragraph of Note 6, as to which the date is October 31, 1996, in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of First Virtual Holdings Incorporated for the registration of its common stock.



                                                  ERNST & YOUNG LLP


San Diego, California

November 1, 1996